Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-136494) pertaining to the Gaylord Entertainment Company 2006 Omnibus Incentive Plan of Gaylord Entertainment Company;
(2) Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan of Gaylord Entertainment Company;
(3) Registration Statement (Form S-8 No. 333-37053) pertaining to the 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company;
(4) Registration Statement (Form S-8 No. 333-79223) pertaining to the Employee Stock Purchase Plan of Gaylord Entertainment Company;
(5) Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company;
(6) Registration Statement (Form S-8 No. 333-40676) pertaining to the 1997 Omnibus Stock Option and Incentive Plan of Gaylord Entertainment Company;
(7) Registration Statement (Form S-8 No. 333-110636) pertaining to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan of Gaylord Entertainment Company;
(8) Registration Statement (Form S-8 No. 333-118011) pertaining to the ResortQuest Savings & Retirement Plan of Gaylord Entertainment Company;
(9) Registration Statement (Form S-3 No. 333-114293) of Gaylord Entertainment Company; and
(10) Registration Statement (Form S-3 No. 333-111813) of Gaylord Entertainment Company;
of our reports dated February 27, 2008 with respect to the consolidated financial statements and financial statement schedules of Gaylord Entertainment Company and the effectiveness of internal control over financial reporting of Gaylord Entertainment Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Nashville, Tennessee
February 27, 2008